Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated August 18, 2009 with respect to the audited financial statements of Monar International Inc. for the year ended July 31, 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas

August 25, 2009